GENERAL DISTRIBUTION AGREEMENT


         AGREEMENT made April 28, 1997, and amended as of September 5, 1997, by and between the Guinness Flight Investment Funds, a Delaware business trust which may issue one or more series of shares (the "Guinness Funds"), and First Fund Distributors, Inc., a Delaware corporation having its principal place of business at 4455 E. Camelback Road, 261-E, Phoenix, Arizona 85018 (the "Distributor").

         WHEREAS, the Guinness Funds wishes to employ the services of the Distributor in connection with the promotion and distribution of shares of the funds listed on Schedule A (each, a "Fund" and collectively, the "Funds")

         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
undertakings herein contained, the parties agree as follows:

         1. Documents. The Guinness Funds has furnished the Distributor with copies of its Certificate of Trust, Trust Instrument, By Laws, Investment Advisory Agreement, Custodian Agreement, current Prospectus and Statement of Additional Information, and all forms relating to any plan, program or service offered by the Guinness Funds. The Guinness Funds shall furnish promptly to the Distributor a copy of any amendment or supplement to any of the above mentioned documents. The Guinness Funds shall furnish promptly to the Distributor any additional documents necessary or advisable to perform its functions hereunder.

         2. Sale of Shares. The Guinness Funds grants to the Distributor the right to sell shares as agent on behalf of the Guinness Funds (the "Shares"), during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), and of the laws governing the sale of securities in the various states ("Blue Sky Laws"), under the terms and conditions set forth in this agreement. The Distributor (i) shall have the right to sell, as agent on behalf of the Guinness Funds, shares authorized for issue and registered under the 1933 Act, and (ii) may sell shares under offers of exchange, if available, between and among other funds or portfolios advised by Guinness Flight Investment Management Limited ("Guinness Flight").

         3. Sale of Shares by the Guinness Funds. The rights granted to the Distributor shall be nonexclusive in that the Guinness Funds reserves the right to sell the Shares to investors on applications received and accepted by the Guinness Funds. Further, the Guinness Funds reserves the right to issue Shares in connection with the merger, consolidation or other combination by the Guinness Funds through purchase or otherwise, with any other entity.

         4. Public Offering Price. Except as otherwise noted in the Guinness Funds' current Prospectus and/or Statement of Additional Information, all Shares sold to investors by the Distributor or the Guinness Funds will be sold at the public offering price.

The public offering price for all accepted subscriptions will be the net asset value per share, as determined in the manner described in the Guinness Funds' current Prospectus and/or Statement of Additional Information, plus a sales charge (if any) described in the Guinness Funds' current Prospectus and/or Statement of Additional Information. The Guinness Funds shall in all cases receive the net asset value per share on all sales. If a sales charge is in effect, the Distributor shall have the right, subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the Investment Company Act of 1940, to pay a portion of the sales charge to dealers who have sold shares of the Guinness Funds. If a fee in connection with shareholder redemptions is in effect, the Guinness Funds shall collect the fee on behalf of the Distributor and, unless otherwise agreed upon by the Guinness Funds and the Distributor, the Distributor shall be entitled to receive all of such fees.

         5. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the Distributor except such unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension. In addition, the Guinness Funds reserves the right to suspend sales and the Distributor's authority to process orders for Shares on behalf of the Guinness Funds if, in the judgment of the Guinness Funds, it is in the best interests of the Guinness Funds to do so. Suspension will continue for such period as may be determined by the Guinness Funds.

         6. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for Shares of the Guinness Funds. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. While the Distributor is registered as a broker or dealer under the Blue Sky Laws of certain United States jurisdictions, it shall not be required to maintain its registration in any jurisdiction in which it is now registered. If a sales charge is in effect, the Distributor shall have the right to enter into sales agreements with dealers of its choice for the sale of shares of the Guinness Funds to the public at the public offering price only and fix in such agreements the portion of the sales charge which may be retained by dealers, provided that the Guinness Funds shall approve the form of the dealer agreement and the dealer discounts set forth therein and shall evidence such approval by filing said form of dealer agreement and amendments thereto as an exhibit to its currently effective Registration Statement under the 1933 Act.

         7. Authorized Representations. The Distributor is not authorized by the Guinness Funds to give any information or to make any representations other than those contained in the appropriate registration statements or Prospectuses and Statements of Additional Information filed with the Securities and Exchange Commission under the 1933 Act (as these registration statements, Prospectuses and Statements of Additional Information may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Guinness Funds for the Distributor's use. Consistent with the foregoing, the Distributor may prepare and distribute sales literature or

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other  material  as it may deem  appropriate,  provided  such  sales  literature complies with applicable law and regulation.

         8. Registration of Shares. The Guinness Funds agrees that it will take all action necessary to register Shares under the 1933 Act (subject to the necessary approval of its shareholders) so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell. The Guinness Funds shall make available to the Distributor such number of copies of its currently effective Prospectus and Statement of Additional Information as the Distributor may reasonably request at the Distributor's expense. The Guinness Funds, at its expense, shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Guinness Funds.

         9. Distribution Expenses. The Distributor shall bear all expenses in connection with the performance of its services hereunder, including, but not limited to, (a) printing and distributing any Prospectuses and Statements of Additional Information or reports prepared for its use in connection with the offering of shares for sale to the public other than to existing shareholders of the Guinness Funds determined at the time of mailing any such Prospectuses and Statements of Additional Information or reports, (b) any other literature used by the Distributor in connection with such offering, and (c) advertising and promotional activities in connection with such Offering.

         10. Guinness Funds Expenses. The Guinness Funds shall pay all fees and expenses (a) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and Statement of Additional Information under the 1933 Act and amendments for the issue of its shares, (b) in connection with the registration and qualification of shares for sale in the various states in which the Board of Trustees of the Guinness Funds shall determine it advisable to qualify such shares for sale (including registering the Guinness Funds as a broker or dealer or any officer of the Guinness Funds as agent or salesman in any state), (c) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Guinness Funds in their capacity as such, and (d) of preparing, setting in type, printing and mailing Prospectuses, Statements of Additional Information and any supplements thereto sent to existing shareholders.

         The Distributor shall bear all expenses in connection with the performance of its services hereunder and shall have no obligation to pay or to reimburse the Guinness Funds for any other expenses incurred by or on behalf of the Funds, including any expenses which may be in excess of expense limitations imposed by any state.

         11. Use of the Distributor's Name. The Guinness Funds shall not use the name of the Distributor, or any of its affiliates, in any Prospectus or Statement of Additional Information, sales literature, and other material relating to the Guinness Funds in any manner without the prior written consent of the Distributor (which shall not be unreasonably withheld); provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the Prospectus and Statement of Additional Information of the Guinness Funds and in all other materials which merely refer in accurate terms to their appointments hereunder or which are required by the Securities and Exchange Commission or any state securities authority.

         12. Use of the Guinness Funds' Name. Neither the Distributor nor any of its affiliates shall use the name of the Guinness Funds in any Prospectuses or Statements of Additional Information, sales literature, or other material relating to the Guinness Funds on any forms for other than internal use in any manner without the prior consent of the Guinness Funds (which shall not be unreasonably withheld); provided, however, that the Guinness Funds hereby approves all uses of its name in the Prospectus and Statement of Additional
Information of the Guinness Funds and in sales literature and all other materials which are required by the Distributor in the discharge of its duties hereunder which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by the Securities and Exchange Commission or any state securities authority.

         13. Insurance. The Distributor agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities. The Distributor shall notify the Guinness Funds upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. The Distributor shall notify the Guinness Funds of any material claim against it, whether or not covered by insurance, and shall notify the Guinness Funds, from time to time as may be appropriate, of the total outstanding claims made by it under its insurance coverage.

         14. Indemnification. The Guinness Funds agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Guinness Funds (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Guinness Funds does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Guinness Funds by or on behalf of the Distributor. In no case (i) is the indemnity of the Guinness Funds in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Guinness Funds or its security holders to which the Distributor or such person would otherwise be subjected by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Guinness Funds to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Guinness Funds in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent). However, failure to notify the Guinness Funds of any claim shall not relieve the Guinness Funds from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Guinness Funds shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Guinness Funds elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person or persons, defendant or defendants in the suit. In the event the Guinness Funds elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Guinness Funds does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Guinness Funds agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the shares.

         The Distributor also covenants and agrees that it will indemnify and hold harmless the Guinness Funds and each of its Board members and officers and each person, if any, who controls the Guinness Funds within the meaning of
Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Guinness Funds (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Guinness Funds by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Guinness Funds or any person indemnified to be deemed to protect the Guinness Funds or any person against any liability to which the Guinness Funds or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Guinness Funds or any person indemnified unless the Guinness Funds or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Guinness Funds or any such person (or after the Guinness Funds or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Guinness Funds or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Guinness Funds, to its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Guinness Funds or controlling persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Guinness Funds, officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Guinness Funds promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

         15. Liability of the Distributor. The Distributor shall not be liable for any damages or loss suffered by the Guinness Funds in connection with the matters to which this Agreement relates, except for damages or loss resulting from willful misfeasance, reckless disregard, bad faith or gross negligence on the Distributor's part in the performance of its duties under this Agreement. Any person, even though also an officer, partner, employee or agent of the Distributor, or any of its affiliates, who may be or become an officer of the Guinness Funds, shall be deemed, when rendering services to or acting on any business of the Guinness Funds in any such capacity (other than services or business in connection with the Distributor's duties under this Agreement), to be rendering such services to or acting solely for the Guinness Funds and not as an officer, partner, employee or agent or one under the control or direction of the Distributor or any of its affiliates, even if paid by the Distributor or an affiliate thereof.

         16. Acts of God, Etc. The Distributor shall not be liable for delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In addition, in the event of equipment breakdowns which are (i) beyond the reasonable control of the Distributor and (ii) not primarily attributable to the failure of the Distributor to reasonably maintain or provide for the maintenance of such equipment, the Distributor shall, at no additional expense to the Guinness Funds, take reasonable steps in good faith to minimize service interruptions but shall have no liability with respect thereto.

         17. Supplemental Information. The Distributor and the Guinness Funds shall regularly consult with each other regarding the Distributor's performance of its obligations under this Agreement. In connection therewith, the Guinness Funds shall submit to the Distributor at a reasonable time in advance of filing with the Securities and Exchange Commission copies of any amended or supplemented registration statements (including

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

exhibits) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and, at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Guinness Funds. Any change in such material which would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor's approval, which shall not be unreasonably withheld.

         18. Term. This Agreement shall become effective on April 28, 1997 or such later date as may be agreed upon by the parties hereto, and shall continue through April 27, 1999, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Guinness Funds' Board of Trustees or (ii) by a vote of a majority of the outstanding Shares of the Guinness Funds (as defined in the Investment Company Act of 1940), provided that in either event the continuance is also approved by the majority of the Guinness Funds' Trustees who are not parties to the Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty on not less than sixty days' notice by the Guinness Funds' Board of Trustees, by vote of a majority of the outstanding Shares of the Guinness Funds (as defined by the 1940 Act) or by the Distributor. Any termination shall not affect the rights and obligations of the parties under Sections 9, 14, 15, and 16, hereof.

         Upon termination of this Agreement in whole, at the Guinness Funds' expense and direction, the Distributor shall transfer to such successor as the Guinness Funds shall specify all relevant books, records and other data established or maintained by the Distributor under this Agreement.

         19. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by (i) telex, (ii) telecopier, or (iii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Guinness Funds, at Guinness Flight Investment Funds, Attention: James Atkinson, 225 South Lake Avenue, Suite 777, Pasadena, CA 91101, Telecopy No. (818) 795-0593; and if to the Distributor, First Fund Distributors, Attention: Robert Wadsworth, 4455 E. Camelback Road, Suite 261E, Phoenix, AZ 85018, Telecopy No. (602) 952-8520, or such other telecopy number or address as may be furnished by one party to the other.

         20. Confidential Information. The Distributor will treat confidentially and as proprietary information of the Guinness Funds all records and other information relative to the Guinness Funds and to prior or present shareholders or to those persons or entities who respond to the Distributor's inquiries concerning investment in the Guinness Funds, and will not use such records and information for any purposes other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Guinness Funds, which approval shall not be unreasonably withheld and may not be withheld if the Distributor might, in its sole judgment exercised in good faith, be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Guinness Funds.

         21. Limitation of Liability. The Distributor is expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Guinness Funds and agrees that the obligations assumed by the Guinness Funds under this contract shall be limited in all cases to the Guinness Funds and its assets. The Distributor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Guinness Funds. Nor shall the Distributor seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Guinness Funds. The Distributor understands that the rights and obligations of each series of shares of the Guinness Funds under the Guinness Funds' Trust Instrument are separate and distinct from those of any and all other series.

         22. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts to the extent federal law does not govern. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Except as otherwise provided herein or under the Investment Company Act of 1940, this Agreement may not be changed, waived, discharged or amended except by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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


         IN WITNESS WHEREOF, the Guinness Funds has executed this instrument in its name and behalf, and its seal affixed, by one of its officers duly authorized, and the Distributor has executed this instrument in its name and behalf, and its corporate seal affixed, by one of its officers duly authorized, as of the day and year first above written.

                              Guinness Flight Investment Funds with respect to its series of funds listed on Schedule A


Attest:
                                           By:
                                               -------------------
                                              President


                                           FIRST FUND DISTRIBUTORS, INC.

Attest:
                                           By:
                                               -------------------
                                              Vice President and Secretary

                                   Schedule A

                          amended as of August 14, 1998

                       Guinness Flight Asia Blue Chip Fund
                       Guinness Flight Asia Small Cap Fund
                     Guinness Flight China & Hong Kong Fund
                   Guinness Flight Global Government Bond Fund
                       Guinness Flight Mainland China Fund
                         Guinness Flight New Europe Fund
                           Guinness Flight Index Fund


                                     - 10 -